UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 3, 2004

LUCENT TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

1-11639	22-3408857

(Commission File Number)	(IRS Employer Identification No.)
600 Mountain Avenue,
Murray Hill, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

(908) 582-8500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

Lucent Technologies Inc. has been informed that its former Chairman and Chief Executive Officer, Richard McGinn, the former head of the company’s Saudi Arabian operations, John Heindel, and a third former employee received “Wells” notices from the staff of the U.S. Securities and Exchange Commission (the “SEC”). These Wells notices state that the staff of the SEC is considering recommending that civil actions be taken against these three former employees for violations of the Foreign Corrupt Practices Act (“FCPA”). The allegations against these individuals include violations of the anti-bribery provisions of the FCPA and aiding and abetting the company’s alleged violations of requirements under the FCPA to keep accurate books and records and to maintain a proper system of internal accounting controls. These actions are the result of the previously disclosed investigation by the SEC and the U.S. Department of Justice into possible FCPA violations in connection with the company’s operation in Saudi Arabia during the period of 1997 to 2000. The company has not received a Wells notice at this time, but the investigation is continuing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LUCENT TECHNOLOGIES INC. Date: November 8, 2004
By:	/s/ William R. Carapezzi, Jr.
	Name:	William R. Carapezzi, Jr.
	Title:	Senior Vice President, General Counsel and Secretary